SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
January 20, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5- OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 20, 2004, the Bar Harbor Bankshares Board of Directors declared a 5.4% increase in its regular quarterly cash dividend to $0.20 per common share. The dividend will be payable March 15, 2004 to shareholders of record at the close of business on February 20, 2004.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

99.1 Copy of Company’s press release dated January 20, 2004 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2004

BAR HARBOR BANKSHARES

/s/ Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer

FOR IMMEDIATE RELEASE

For further information contact:
Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES INCREASES QUARTERLY CASH DIVIDEND

Bar Harbor, Maine (January 20, 2004) – Bar Harbor Bankshares (AMEX:BHB) today announced that its Board of Directors declared a 5.4% increase in its regular quarterly cash dividend to $0.20 per common share. The dividend will be payable March 15, 2004 to shareholders of record at the close of business on February 20, 2004.

"Our earnings momentum allowed us to increase the dividend at this time," said Joseph M. Murphy, President and Chief Executive Officer. "We believe our pending acquisition of a branch office in Rockland, Maine, and the expansion of our franchise into Knox County, will add to this momentum," he added.

"With this increase in dividend, and based on today’s opening stock price of $27.00 per share, our dividend yield amounts to 3.0%," noted Mr. Murphy. "With the change in tax treatment of dividends during 2003 and the continued low interest rate environment, we continue to view Bar Harbor Bankshares as a very attractive investment."

Bar Harbor Bankshares is the parent company of wholly owned subsidiaries, Bar Harbor Banking and Trust Company and BTI Financial Group. Bar Harbor Banking and Trust Company, founded in 1887, provides full service banking with ten locations throughout Down East Maine. BTI Financial Group subsidiaries include Bar Harbor Trust Services, a Maine chartered trust company, and Dirigo Investments, Inc., a NASD registered broker dealer. BTI Financial Group offers a comprehensive array of private banking, financial planning, brokerage, investment management and trust services to individuals, businesses, non-profit organizations and municipalities, while providing the highest level of customized personal service.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the "Company") for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words like "expects," "plans," "believes," and other words of similar meaning. Forward looking statements in this press release include, the Company’s ability to maintain earnings momentum into the future and the Company’s belief that its pending acquisition of one bank branch location in Rockland, Maine and its expansion into Knox County, Maine will add to this anticipated earnings momentum. Forward-looking statements are subject to risks and uncertainties which might cause actual results of operations to differ from those predicted. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.